UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2013 (April 29, 2013)

MEAD JOHNSON NUTRITION COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Mead Johnson Nutrition Company (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2013, on January 30, 2013, Stephen W.  Golsby confirmed to the Board that he will retire, effective April 30, 2013.  Accordingly, on April 29, 2013, Mr. Golsby tendered to the Company’s Board of Directors (the “Board”) his resignation as the Company’s President and Chief Executive Officer, effective as of the adjournment of the Company’s 2013 Annual Meeting of Stockholders on April 30, 2013.

Also as previously reported by the Company, the Board had designated Peter Kasper Jakobsen, the Company’s Executive Vice President and Chief Operating Officer, as CEO-elect with the expectation that Mr. Jakobsen would succeed Mr. Golsby as the Company’s President and Chief Executive Officer.  In accordance with this intent, on April 29, 2013, the Board appointed Peter Kasper Jakobsen, age 51, to serve as President and Chief Executive Officer, effective as of the adjournment of the Company’s 2013 Annual Meeting of Stockholders on April 30, 2013, to serve until his successor is duly elected and qualified or his earlier resignation or removal.

Mr. Jakobsen has been the Company’s Executive Vice President and Chief Operating Officer since January 2012.  Mr. Jakobsen previously had been the Company’s President, Americas from January 2009 through December 2011 and has been continuously employed by the Company since March 1998 in various capacities. From October 2006 to January 2009, he served as Senior Vice President, Asia Pacific.  From February 2004 to October 2006, Mr. Jakobsen served as Vice President, South Asia, and from June 2001 to June 2004, he served as General Manager, Philippines.

In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Jakobsen’s:

•              annual base salary was increased to $1,000,000, effective May 1, 2013; and

•                                          target annual incentive award under the 2009 Senior Executive Performance Incentive Plan was increased to 100% of his base salary for 2013.

A copy of the Company’s press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders (the “Annual Meeting”) on April 30, 2013.  Of the 202,461,558 shares of common stock outstanding and entitled to vote as of the March 15, 2013 record date, 166,099,272 shares were represented in person or by proxy at the Annual Meeting. A summary of the final voting results for each of the three matters voted upon by the stockholders at the Annual Meeting is set forth below.

1.                                      Stockholders elected each of the 11 nominees for director to serve on the Board for a term to expire at the 2014 annual meeting of Stockholders based upon the following votes:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steven M. Altschuler, M.D.	159,059,009	195,776	238,136	6,606,351
Howard B. Bernick	159,037,832	218,413	236,676	6,606,351
Kimberly A. Casiano	158,988,062	268,947	235,912	6,606,351
Anna C. Catalano	158,707,047	552,177	233,697	6,606,351
Celeste A. Clark, Ph.D.	158,995,096	264,056	233,769	6,606,351
James M. Cornelius	156,847,634	1,578,062	1,067,225	6,606,351
Steven W. Golsby	157,788,243	1,473,860	230,818	6,606,351
Peter Kasper Jakobsen	157,839,126	1,422,404	231,381	6,606,351
Peter G. Ratcliffe	158,971,481	285,789	235,651	6,606,351
Elliott Sigal, M.D., Ph.D.	157,748,038	1,511,532	233,351	6,606,351
Robert S. Singer	158,781,907	243,395	467,619	6,606,351

2.                                      Stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
152,450,556	5,421,605	1,620,760	6,606,351

3.                                      Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013 based upon the following votes

Votes For	Votes Against	Abstentions
165,713,277	159,063	226,932

Item 9.01:  Financial Statements and Exhibits.

(d)                                 Exhibits

99.1             Press Release of Mead Johnson Nutrition Company, dated April 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEAD JOHNSON NUTRITION COMPANY

Date: April 30, 2013	By:	/s/ William C. P’Pool
William C. P’Pool
Senior Vice President, General Counsel and Secretary